SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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JDA Software Group, Inc.

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SUPPLEMENTAL PROXY INFORMATION
May 16, 2005
Revisions to 2005 Performance Incentive Plan
      Prior to proposing our JDA Software Group, Inc. 2005 Performance Incentive Plan (the “Plan”), our board of directors attempted to strike a balance between attracting and retaining the best employees possible and limiting the cost to our stockholders from our equity compensation plans. Our board of directors and its compensation committee considered survey data, analysis of compensation consultants and internal projections of our requirements. We also engaged Institutional Shareholder Services (“ISS”) to help us create an equity-based compensation plan that provides meaningful incentives to our employees that are tied to the value we are able to generate for our stockholders. The result was the Plan which was presented for your consideration and support as Proposal 2 in the proxy for our 2005 Annual Meeting to be held on May 16, 2005.
      On May 13, 2005, we learned of certain stockholder concerns regarding our Plan structure, despite ISS’ recommendation in favor of the Plan. As a result of these concerns, we revised the Plan on May 14, 2005 in order to: (a) reduce the maximum shares available for awards under the Plan to 1,847,000 from 3,100,000, (b) not allow equity awards that expire or are reacquired by the Company (which could have potentially constituted up to 5,462,693 shares) under our 1995 Stock Option Plan, 1996 Stock Option Plan, 1996 Outside Directors Stock Option Plan, and 1998 Stock Option Plan (the “Prior Plans”) to become available for grant under the Plan, and (c) limit the total amount of shares subject to awards under the Plan in any given year to a maximum of 1% of the Company’s outstanding capital stock as of December 31 of the previous fiscal year.
      As a result of these revisions, certain sections of our Plan changed as follows:

•	Section 4.1 of the Plan now states, “Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million Eight Hundred Forty-Seven Thousand (1,847,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

•	Section 4.3 of the Plan was deleted and replaced with the word, “[Reserved]” and

•	The following Section 5.4 of the Plan was added: “Annual Award Limit. The number of shares subject to Awards granted in any given year will not exceed one percent (1%) of the total number of shares of Stock outstanding as of the last day of the preceding fiscal year.”
      We believe approval of the Plan as revised is important to our future success and encourage you to vote for the Plan.
      There are statements in this information release that contain projections or estimates and that are considered to be “forward-looking” as defined by the Securities and Exchange Commission (the “SEC”). In these statements, you may find words such as believes, expects, plans, or similar words. These statements are not guarantees of our future performance. There are risks, uncertainties and other factors that could cause actual results to be different from those projected.
      For further information, please contact Kristen L. Magnuson, Chief Financial Officer of JDA Software Group, Inc. at telephone: (480) 308-3000.

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